Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OneStream, Inc. 2024 Equity Incentive Plan, of our report dated February 27, 2025, with respect to the consolidated financial statements of OneStream, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

February 27, 2025